                                                                 Exhibit (24)(a)


January 25, 2007


Mr. James E. Brunner
Mr. Thomas J. Webb
Ms. Catherine M. Reynolds
CMS Energy Corporation
One Energy Plaza
Jackson, MI 49201-2276

CMS Energy Corporation is required to file an Annual Report on Form 10-K for the year ended December 31, 2006 with the Securities and Exchange Commission within 60 days after the end of the year.

We hereby make, constitute and appoint each of you our true and lawful attorney for each of us and in each of our names, places and steads to sign and cause to be filed with the Securities and Exchange Commission said Annual Report with any necessary exhibits, and any amendments thereto that may be required.

Very truly yours,


/s/ K. Whipple                              /s/ P. R. Lochner, Jr.
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Kenneth Whipple                             Philip R. Lochner, Jr.



/s/ Merribel S. Ayres                       /s/ M. T. Monahan
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Merribel S. Ayres                           Michael T. Monahan



/s/ Jon E. Barfield                         /s/ Joseph F. Paquette, Jr.
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Jon E. Barfield                             Joseph F. Paquette, Jr.



/s/ Richard M. Gabrys                       /s/ Percy A. Pierre
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Richard M. Gabrys                           Percy A. Pierre



/s/ D. W. Joos                              /s/ K. L. Way
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David W. Joos                               Kenneth L. Way



/s/ John B. Yasinsky
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John B. Yasinsky